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                                                                   EXHIBIT 10.49

                      COGEN PLEDGE AND SECURITY AGREEMENT

          PLEDGE and SECURITY AGREEMENT, dated as of the Conformed Agreement Date, made by COGEN TECHNOLOGIES CAMDEN, INC., a Texas corporation (the "Pledgor" or "Cogen), the sole general partner of Cogen Technologies Camden GP Limited Partnership (the "General Partner"), a Delaware limited partnership and the sole general partner of Camden Cogen L.P. (the "Limited Partnership"), a Delaware limited partnership, in favor of General Electric Capital Corporation ("GE Capital"), as collateral agent for the LP Agent (as defined below) and the LP Lenders (as defined below) under the Limited Partnership Loan Agreement (as defined below) and for the GP Lender (as defined below) under the General Partner Loan Agreement (as defined below) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H

          WHEREAS, pursuant to the Construction and Term Loan Agreement, dated as of the Conformed Agreement Date, among the Limited Partnership, the Lenders from time to time party thereto (the "LP Lenders") and GE Capital, as agent for the LP Lenders (in such capacity, the "LP Agent") (as the same may be amended, supplemented or otherwise modified from time to time, the "Limited Partnership Loan Agreement"), the LP Lenders have agreed to make loans (the "LP Loans") to, and GE Capital has agreed to issue letters of credit (the "Letters of Credit") for the account of, the Limited Partnership; and

          WHEREAS, pursuant to the Term Loan Agreement, dated as of the Conformed Agreement Date, between the General Partner and General Electric Capital Corporation (in such capacity, the "GP Lender") (as the same may be amended supplemented or otherwise modified from time to time, the "General Partner Loan Agreement", together with the Limited Partnership Loan Agreement, the "Loan Agreements"), the GP Lender has agreed to make certain loans (the "GP Loans", together with the LP Loans, the "Loans") for the account of the General Partner; and

          WHEREAS, it is a condition precedent to (i) the obligation of the LP Lenders to make LP Loans to, and of GE Capital to issue Letters of Credit for the account of, the Limited Partnership under the Limited Partnership Loan Agreement
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and (ii) the obligation of the GP Lender to make the GP Loans to the General
Partner under the General Partner Loan Agreement that the Pledgor shall have executed and delivered this Pledge and Security Agreement; and

          NOW, THEREFORE, in consideration of the premises and to induce the LP Lenders, the LP Agent and the GP Lender (collectively, the "Secured Parties") to enter into the Loan Agreements and to make Loans and to issue Letters of Credit thereunder, the Pledgor hereby agrees with the Collateral Agent as follows:

          1. Defined Terms. (a) All capitalized terms used herein which are defined in the Limited Partnership Loan Agreement shall have their respective meanings as therein defined, unless such terms are defined herein. All terms defined herein or in the Loan Agreements in the singular shall have the same meanings when used in the plural and vice versa.

          (b) The following terms defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as so defined:
Chattel Paper and Instrument; and the following terms shall have the following meanings:

          "Agreement" shall mean this Pledge and Security Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

          "Code" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

          "Collateral" shall have the meaning assigned to it in Section 2 of this Agreement.

          "Obligations" shall mean (i) all the unpaid principal amount of, and accrued interest on, the Notes (as defined in the Limited Partnership Loan Agreement) and all other obligations and liabilities of the Limited Partnership to the LP Agent and the LP Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Limited Partnership Loan Agreement, the Notes, the Letters of Credit, this Agreement or the other Collateral Security Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the LP Agent and the LP Lenders) or otherwise and (ii) all the unpaid principal amount of, and accrued interest on, the Notes (as defined in the General Partner Loan Agreement) and all other obligations and liabilities of the General Partner to the GP Lender, whether direct or indirect, absolute or
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contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the General Partner Loan Agreement, the Notes (as defined in the General Partner Loan Agreement), this Agreement, or the other Collateral Security Documents (as defined in the General Partner Loan Agreement), whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the GP Lender) or otherwise.

     "Partnership Agreement": shall mean the collective reference to (a) the certificate of limited Partnership of the General Partner, dated July 26, 1991, filed by Cogen with the Secretary of State of Delaware on August 12, 1991, and
(b) the Agreement of Limited Partnership of the General Partner, dated as of July 26, 1991 between Cogen, as general partner, and the Limited Partner (as defined in the General Partner Loan Agreement), as limited partner (as amended by the Amendment thereto dated as of December 1, 1991), in each case as amended, supplemented or otherwise modified from time to time.

     "Proceeds" shall have the meaning assigned to it under the Code and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     2. Assignment and Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Loans and all other obligations, the Pledgor hereby sells, assigns, coveys mortgages, pledges, hypothecates and transfers to the Collateral Agent for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing first (other than as to Permitted Liens) priority security Interest in, to and under all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any rights, title or Interest (all of which being hereinafter collectively called the "Collateral"):
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     (i) all right, title and Interest of the Pledgor in the General Partner;

     (ii) any and all moneys due and to become due to the Pledgor now or in the future by way of a distribution made to the Pledgor in its capacity as a partner of the General Partner;

     (iii) any and all moneys due or to become due to the Pledgor now or in the future by virtue of the Pledgor's Interest as a partner in the General Partner;

     (iv) any other property of the General Partner to which the Pledgor now or in the future may be entitled in its capacity as a partner of the General Partner by way of distribution, return of capital or otherwise;

     (v) any other claim which the Pledgor now has or may in the future acquire in its capacity as a partner of the General Partner against the General Partner and its property; and

     (vi) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

     3. Registration of Pledge. Concurrently with the execution of this Agreement, the Pledgor shall send written instructions in the form of Exhibit A hereto to the General Partner, and shall cause the General Partner to, and the General Partner shall, deliver to the Collateral Agent the Initial Transaction Statement in the form of Exhibit B hereto confirming that the General Partner has registered the pledge effected by this Agreement on its books.

     4. Limitations on Distributions. Except as provided in subsection 7.3 of the General Partner Loan Agreement, so long as this Agreement shall remain in full force and effect and no Default or Event of Default under the Loan Agreements shall have occurred and be continuing, any distributions of cash or other property payable in respect of the Collateral shall be paid to the Pledgor. After the occurrence of a Default or Event of Default and for so long as such Default or Event of Default is continuing, such distributions shall be applied by the Collateral Agent to the payment in whole or in part of the obligations in accordance with the Collateral Agency Agreement.

     5. Representations and Warranties. The Pledgor hereby represents and warrants that:

     (a) The Pledgor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all the full power and authority and the legal right to own its properties, to conduct its
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business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Agreement and to pledge its Interest in the Collateral pursuant to this Agreement and (iii) is duly qualified to do business in the States of New Jersey and Texas, the only jurisdictions in which the conduct of its business or the ownership or lease of its assets require such qualification. The Pledgor is the sole general partner of the General Partner, and its Partnership Interest in the General Partner is 81.945%. Complete and correct copies of the Partnership Agreement and of all contracts and agreements between the Pledgor and the General Partner have been delivered to the Secured Parties.

     (b) Except for those filings and registrations required to perfect the Liens created by this Agreement, neither the General Partner nor the Pledgor is required to obtain any order, consent, approval or authorization of, or required to make any declaration or filing with, any Governmental Authority or any other Person in connection with the execution and delivery of this Agreement and the granting and perfection of the security interests pursuant to this Agreement.

     (c) This Agreement has been duly executed and delivered on behalf of the Pledgor, and this Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforceability may be subject to general principles of equity, whether such principles are applied in a court of equity or at law.

     (d) The execution, delivery and performance of this Agreement will not result in any violation of or be in conflict with or constitute a default under any term of the Certificate of Incorporation or the By-Laws of the Pledgor, or the Partnership Agreement, or of any other Requirement of Law or Contractual obligation applicable to the Pledgor except to the extent that the failure to comply therewith could not reasonably be expected to (i) have a material adverse effect on the Collateral or (ii) materially adversely affect the ability of the Pledgor to perform its obligations under this Agreement or the other Basic Documents or Transaction Documents (as defined in the General Partner Loan Agreement) to which it is a party, or result in the creation of any Lien upon any of the properties or revenues of the Pledgor pursuant to any such Requirement of Law or Contractual obligation other than the Liens in favor of the Collateral Agent created pursuant to this Agreement and in favor of the Secured Parties created pursuant to the other Collateral Security Documents.
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     (e) Except for the security interest granted to the Collateral Agent pursuant to this Agreement, the Pledgor is the sole owner of the Collateral, having good title thereto, free and clear of any and all Liens other than Permitted Liens and the Liens in favor of the Collateral Agent created pursuant to this Agreement and in favor of the Secured Parties created pursuant to the other Collateral Security Documents.

     (f) No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office or with the General Partner, except such as constitute Permitted Liens or may have been or will be filed or registered (i) by the Pledgor in favor of the Collateral Agent pursuant to this Agreement and in favor of the Secured Parties created pursuant to the other Collateral Security Documents or (ii) by the Pledgor in favor of GE Power Funding pursuant to the Term Loan Agreement, dated as of February 15, 1990, between Cogen Technologies Linden, Ltd. and GE Power Funding.

     (g) This Agreement constitutes a valid and continuing first lien (other than as to the Permitted Liens) on and perfected security interest in the Pledgor's right, title and interest in and to the Collateral (other than those items of Collateral which, individually or in the aggregate, are not material) in favor of the Collateral Agent, prior (other than as to the Permitted Liens) to all other Liens, and is enforceable as such against creditors of and purchasers from the Pledgor. All action necessary or desirable to protect and perfect such security interest, including, but not limited to, the filing of financing statements in the jurisdictions referred to on Schedule I to this Agreement and the registration of the pledge effected hereby on the books of the General Partner in accordance with the provisions of the Uniform Commercial Code in effect in the jurisdiction in which the General Partner is organized in each item of the Collateral (other than those items of Collateral which, individually or in the aggregate, are not material) has been duly taken.

     (h) The Pledgor's principal place of business and chief executive office and the place where its records concerning the Collateral are kept is located at the address set forth with its signature below and the Pledgor will not change such address or remove such records without 30 days' prior written notice to the Collateral Agent.

     6. Covenants. The Pledgor covenants and agrees with the Collateral Agent and the Secured Parties that from and after the date of this Agreement and until the Obligations are fully satisfied:
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     (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Lien granted hereby. The Pledgor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor and the Collateral Agent agree that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

     (b) Maintenance of Records. The Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Pledgor will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby. For the further security of the Collateral Agent and the Secured Parties, the Pledgor agrees that the Collateral Agent, for the ratable benefit of the Secured Parties, shall have a special property interest in all of the Pledgor's books and records pertaining to the Collateral and the Pledgor shall, upon the acceleration of the Loans and any other amounts due under any Loan Agreement or the Collateral Security Documents, deliver and turn over any books and records to the Collateral Agent or to its representatives at any time on demand of the Collateral Agent. The Collateral Agent in turn agrees to provide the Pledgor with reasonable access to such records during normal business hours and also with such copies of such records (made at the Pledgor's expense) as the Pledgor may reasonably request, such access and such copies to be available subject to the Collateral Agent's prior right to use such records to enforce its rights in or to realize upon the Collateral.
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     (c) Limitation on Rights and Liens with Respect to Collateral. The Pledgor will not (i) vote to enable, or take any other action to permit, the General Partner to issue any other Partnership interests in the General Partner or grant any right to purchase or otherwise acquire any existing or other partnership interests in the General Partner, (ii) sell, assign, transfer or exchange, or otherwise dispose of, or grant any option with respect to, or mortgage, pledge or hypothecate its interest in, the Collateral, or attempt, offer or contract to do so, except as provided herein, or (iii) create, incur, permit or suffer to exist, and will defend the Collateral against and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Collateral Agent in and to any of the Pledgor's rights to the Collateral and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

     (d) Regulatory Filings. If and to the extent required, the Pledgor will file this Agreement, and any other agreements or instruments which are required to be filed with any regulatory body in accordance with the rules and regulations of such regulatory body.

     (e) Notices. The Pledgor will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of any Lien or claim made or asserted against any of the Collateral.

     (f) Change of Name. The Pledgor will not change its name or identity in any manner which might make any financing statement filed hereunder seriously misleading unless the Pledgor shall have given the Collateral Agent and the Secured Parties at least 30 days' prior written notice thereof.

     (g) Compliance with Laws. etc. The Pledgor will comply in all material respects with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Collateral or any part thereof, except any thereof the non-compliance with which could not reasonably be expected to have a material adverse effect on the Collateral or any part thereof.

     (h) Taxes and Claims. The Pledgor shall pay and discharge all taxes, assessments and governmental charges or levies imposed on the General Partner or on its income or profits or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the General Partner. The Pledgor shall have the right, however, to contest in good faith the validity or amount of any such
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tax, assessment, charge, levy or claim by proper proceedings timely instituted, and may permit the taxes, assessments, charges, levies or claims so contested to remain unpaid during the period of such contest if: (a) the Pledgor diligently prosecutes such contest, (b) during the period of such contest the enforcement of any contested item is effectively stayed; provided, however, that this clause (b) shall apply to contested income taxes of a Partner only if the failure to pay such tax may then become a Lien on the Collateral and (c) in the reasonable opinion of the Collateral Agent, such contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Collateral, title thereto or any interest therein. The Pledgor will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

        7. Collateral Agent's Appointment as Attorney-in-Fact. (a) Powers. The Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Collateral Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor to do the following:

        (i) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

        (ii) upon the occurrence and during the continuance of any Default or Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of the Pledgor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to the Collateral; (D) to file any claim or to commence and prosecute any suits, actions or proceedings in any court of law or equity or otherwise as deemed appropriate by the Collateral Agent to collect the Collateral or any part thereof and to enforce
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any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause
(D) or (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Pledgor's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Collateral Agent and the Secured Parties thereon and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

        The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

        (b) Other Powers. The Pledgor also authorizes the Collateral Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

        (c) No Duty on Part of the Collateral Agent and the Secured Parties. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the interests of the Collateral Agent and the Secured Parties in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

        8. Performance by Collateral Agent of Pledgor's Obligations; Rights of Pledgor Prior to Default or Event of Default. (a) If the Pledgor fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Default Rate
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shall be payable by the Pledgor to the Collateral Agent on demand and shall constitute Obligations secured hereby.

          (b) Unless and until a Default or Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to take any action, or omit to take any action, as the Pledgor may deem necessary or advisable or convenient with respect to the Collateral; provided that no action shall be taken, or omitted to be taken, by the Pledgor which would (i) violate or be inconsistent with any of the terms of this Agreement or the Loan Agreements, or (ii) give rise to any defense, counterclaim or offset in favor of the Pledgor against the Collateral Agent or the Secured Parties or to any claim or action against the Pledgor or (iii) have the effect of materially impairing the position or interests of the Collateral Agent or the Secured Parties or of the value of the Collateral. All such rights of the Pledgor to take or omit to take any action shall cease upon the occurrence of a Default or an Event of Default and the continuance thereof.

        9. Remedies, Rights Upon the Occurrence of a Default or an Event of Default. (a) If any Default or Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code, with the express obligation of the Pledgor to cooperate with the Collateral Agent in all respects as are necessary to perfect such rights and remedies. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances (i) exercise all voting, partnership and other rights of the Pledgor in its capacity as a partner in the General Partner as fully and completely as though the Collateral Agent were the absolute owner of the Pledgor's partnership interest in the General Partner, (ii) transfer all or any part of the Collateral into the Collateral Agent's name or the name of its nominee or nominees, (iii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver said Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall
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have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Pledgor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Pledgor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any collection, recovery, receipt, appropriation, realization or sale of or with respect to the Collateral, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe keeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations in accordance with the Collateral Agency Agreement, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-504(l)(c) of the Code, need the Collateral Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral. The Pledgor agrees that the Collateral Agent need not give more than 10 days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the Pledgor at its address referred to in paragraph 11 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

        (b) The Pledgor also agrees to pay all costs of the Collateral Agent, including attorneys' fees, incurred with respect to the collection of any of the Obligations and the enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder.

        (c) The Pledgor hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral and expressly waives and agrees not to assert any rights or privileges it may acquire under Section 9-112 of the Code.

        (d) The Pledgor consents and agrees that the Collateral Agent may exercise any or all of its rights and remedies hereunder notwithstanding any provision in the Partnership Agreement which purports to limit the transferability of partnership interests without the consent of any partners.
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        10. Limitation on Duties in Respect of Collateral; Limitations on
Collateral Agent's Obligations. (a) Beyond the use of reasonable care in the custody thereof, the Collateral Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

        (b) It is expressly agreed by the Pledgor that, anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each of its contracts or other agreements, including, without limitation, the Partnership Agreement, to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms of the provisions thereof. The Collateral Agent and the Secured Parties shall not have any obligation or liability by reason of or arising out of this Agreement, nor shall the Collateral Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the General Partner or the Pledgor, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by the Pledgor, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        11. Notices. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to, in the case of the Pledgor, as set forth with its signature hereto, in the case of the Collateral Agent and the LP Lenders, at such Person's address or transmission number set forth in the Limited Partnership Loan Agreement and in the case of the GP Lender, as set forth in the General Partner Loan Agreement, and shall be effective as provided for in the Loan Agreements. The Pledgor may change its address and transmission number by written notice to the Collateral Agent and the Secured Parties, and the Collateral Agent or any Secured Party may change its address and transmission number by written notice to the Pledgor and, in the case of a Secured Party, to the Collateral Agent.

        12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and without affecting the validity or enforceability of any provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived they are hereby waived by the Pledgor and the Collateral Agent and the Secured Parties to the full extent permitted by law so that this

Agreement shall be deemed a valid and binding agreement, and the security interest created hereby shall constitute a continuing first lien (other than as to the Permitted Liens) on and first (other than as to the Permitted Liens) perfected security Interest in the Collateral, in each case enforceable in accordance with its terms.

          13. Release of Lien in Favor of the LP Agent and the LP Lenders. (a) Upon receipt by the Collateral Agent from the LP Agent of a written notice stating that all of the obligations (as defined in the Limited Partnership Loan Agreement) have been paid in full and the Commitments under the Limited Partnership Loan Agreement have been terminated, the security interests in favor of the LP Agent and the LP Lenders created pursuant to Section 2 shall forthwith terminate.

          (b) Upon receipt by the Collateral Agent from the GP Lender of a written notice stating that all of the Obligations (as defined in the General Partner Loan Agreement) have been paid in full and the Commitments thereunder have been terminated, the security interests in favor of the GP Lender created pursuant to Section 2 shall forthwith terminate.

          (c) The Collateral Agent, upon request by the Pledgor shall execute and deliver, at the Pledgor's expense, all such documentation reasonably necessary to release the lien in its Favor in and to this Agreement.

          14. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          15. No Waiver; Cumulative Remedies. The Collateral Agent and Secured Parties shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 16 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          16. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collateral Agent. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          17. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an Interest.

          18. Indemnification. The Pledgor agrees to pay, indemnify and hold the Collateral Agent, each Secured Party and their respective affiliates, directors and/or officers harmless from and against any and all liabilities, Obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the obligations) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or the Collateral, or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (all of the foregoing, collectively, the "indemnified liabilities"), provided, that the Pledgor shall have no obligation hereunder to any such Person with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of any such Person, (ii) legal proceedings commenced against any such Person by any security holder or creditor of any such Person arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against any such Person by any Permitted Assignee or Transferee. The agreements in this subsection shall survive repayment of the Obligations and all other amounts payable hereunder.

          19. Collateral Agent Not a Partner. Nothing contained in this Agreement shall be construed or interpreted (a) to transfer to the Collateral Agent or any Secured Party any of the rights and obligations of a partner of the General Partner other than the rights of collateral security in and to the Collateral described herein or (b) to constitute the Collateral Agent or any Secured Party a partner of the General Partner.

          20. Limitation of Liability. The Collateral Agent and the Secured Parties agree that the liability of the Pledgor under this Agreement and the Obligations shall be limited to the Collateral (as defined in the Loan Agreements) and the rights and remedies of the Collateral Agent and the Secured Parties against the Collateral (as defined in the Loan Agreements) pursuant to this Agreement and the other Collateral Security Documents, and in no event shall the Pledgor or any Partner or any officer, director, partner or Affiliate thereof be personally liable or obligated for any such obligations. Nothing herein shall limit the full recourse of the Collateral Agent and the Secured Parties, to the Collateral (as defined in the Loan Agreements) pursuant to this Agreement or the other Collateral Security Documents or be deemed to constitute a waiver of liability, if any, of any Person for damages for fraud or for any knowing misrepresentation made by such Person herein or in any certificate or document delivered pursuant hereto.

          21. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the date first set forth above.

                                  COGEN TECHNOLOGIES CAMDEN, INC.

                                      [Signature appears here]
                                  BY: _____________________________
                                      Title: Vice President

                                  1600 Smith Street
                                  Suite 5000
                                  Houston, Texas 77002
                                  Attention: Robert C. McNair

                                                            SCHEDULE I

                          FINANCING STATEMENT FILINGS
                          ---------------------------


                        Jurisdiction           Document
Debtor                   Where Filed            Filed
------                  ------------           --------

General Partner      Secretary of State    UCC-1 Financing
                     of Delaware           Statement

General Partner      Secretary of State    UCC-1 Financing
                     of New Jersey         Statement

General Partner      County Clerk,         UCC-1 Financing
                     Camden County,        Statement
                     New Jersey

General Partner      Secretary of State    UCC-1 Financing
                     of New York           Statement

General Partner      City Registrar, New   UCC-1 Financing
                     York County           Statement

General Partner      County Clerk,         UCC-1 Financing
                     Schenectady County,   Statement
                     New York

General Partner      Secretary of State    UCC-1 Financing
                     of South Carolina     Statement

General Partner      County Clerk,         UCC-1 Financing
                     Greenville County,    Statement
                     South Carolina

General Partner      Secretary of State    UCC-1 Financing
                     of Texas              Statement

                                                                       EXHIBIT A

                    [Form of Instruction to Register Pledge]


                                                       ________ __, 19 ___


TO:  Cogen Technologies Camden GP Limited Partnership

          You are hereby instructed to register the pledge of the following uncertificated security as follows:

          The entire partnership interest of the undersigned in Cogen Technologies Camden GP Limited Partnership (the "General Partner"), including without limitation all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any rights, title or interest:

          (i) all right, title and interest of the Pledgor in the General
     Partner;

          (ii) any and all moneys due and to become due to the Pledgor now or in the future by way of a distribution made to the Pledgor in its capacity as a partner of the General Partner;

          (iii) any and all moneys due or to become due to the Pledgor now or in the future by virtue of the Pledgor's interest as a partner in the General Partner;

          (iv) any other property of the General Partner to which the Pledgor now or in the future may be entitled in its capacity as a partner of the General Partner by way of distribution, return of capital or otherwise;

        (v) any other claim which the Pledgor now has or may in the future acquire in its capacity as a partner of the General Partner against the General Partner and its property; and

        (vi) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

    Pledgor                         Pledgee
    -------                         -------

Cogen Technologies                  General Electric Capital
Camden, Inc.                        Corporation, as Collateral
1600 Smith Street                    Agent
Suite 5000                          1600 Summer Street
Houston, Texas 77002                Sixth Floor
                                    Stamford, CT 06927


                                Very truly yours,

                                Cogen Technologies Camden, Inc.


                                By: _________________________________
                                    Title:

                                                                       EXHIBIT B

                    [Form of Initial Transaction Statement]

                                          __________ ___, 199_



To:  General Electric Capital
     Corporation, as Collateral Agent
     1600 Summer Street
     Sixth Floor
     Stamford, CT 06927
     Attn: Project Financing Investments-
           Transportation and Industrial
           Financing Division


        This statement is to advise you that a pledge of the following uncertificated security has been registered in the name of General Electric Capital Corporation, as Collateral Agent, as follows:

        1. Uncertificated Security:

        The entire partnership interest of Cogen Technologies Camden, Inc. in the undersigned partnership (the "General Partner"), including without limitation all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any rights, title or interest:

           (i) all right, title and interest of the Pledgor in the General Partner;

           (ii) any and all moneys due and to become due to the Pledgor now or in the future by way of a distribution made to the Pledgor in its capacity as a partner of the General Partner;

           (iii) any and all moneys due or to become due to the Pledgor now or in the future by virtue of the

Pledgor's interest as a partner in the General Partner;

        (iv) any other property of the General Partner to which the Pledgor now or in the future may be entitled in its capacity as a partner of the General Partner by way of distribution, return of capital or otherwise;

        (v) any other claim which the Pledgor now has or may in the future acquire in its capacity as a partner of the General Partner against the General Partner and its property; and

        (vi) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

        2. Registered Owner:

           Cogen Technologies Camden, Inc.
           1600 Smith Street
           Suite 5000
           Houston, Texas 77002

        Taxpayer Identification Number: 76-0322566

        3. Registered Pledgee:

        General Electric Capital Corporation, as Collateral Agent

        Taxpayer Identification Number: 13-1500700

        4. There are no liens (except for Permitted Liens) or restrictions of the undersigned partnership and no adverse claims to which such uncertificated security is or may be subject known to the undersigned partnership.

        5.   The pledge was registered on __________________ ____, 1992

        THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.



                                         Very truly yours,

                                         Cogen Technologies Camden GP Limited
                                           Partnership

                                         By: Cogen Technologies Camden, Inc.
                                              its general partner


                                             BY:
                                                 -------------------------------
                                                 Title:

                                AMENDMENT NO. 1
                     TO COGEN PLEDGE AND SECURITY AGREEMENT

          AMENDMENT NO. 1 TO COGEN PLEDGE AND SECURITY AGREEMENT, dated as of April 1, 1993 (this "Amendment") between COGEN TECHNOLOGIES CAMDEN, INC. (the "Pledgor"), the sole general partner of Cogen Technologies Camden GP Limited Partnership, the sole general partner of Camden Cogen L.P., and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), a New York corporation, as agent for the LP Agent and the LP Lenders under the Limited Partnership Loan Agreement and for the GP Lender under the General Partner Loan Agreement.

                             W I T N E S S E T H :

          WHEREAS, the Pledgor and GE Capital are parties to that certain Cogen Pledge and Security Agreement, dated as of February 4, 1992 (as amended, modified or supplemented from time to time, the "Cogen Pledge and Security Agreement");

          WHEREAS, the Pledgor and the Agent wish to amend certain provisions of the Cogen Pledge and Security Agreement;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, all terms used herein which are defined in the Cogen Pledge and Security Agreement shall have their respective meanings as therein defined.

          2. Global Amendment to Cogen Pledge and Security Agreement. The Cogen Pledge and Security Agreement is hereby amended by deleting the reference to "Collateral Agency Agreement" in each place it appears and inserting, in lieu thereof, the following term: "Intercreditor Agreement".

          3. Amendment to Section 1 (Defined Terms). Section 1 of the Cogen Pledge and Security Agreement is hereby amended by inserting in the definition of "Obligations" after the words "Notes, the Letters of Credit", the words "the Interest Hedging Agreement,".

          4.  Amendment to Section 5 (Representations and Warranties). Paragraph
(f) of Section 5 of the Cogen Pledge and Security Agreement is hereby amended by
(i) deleting the "(i)" therefrom, (ii) deleting the "or" at the end of clause
(i) thereof, (iii) deleting clause (ii) thereof in its entirety and (iv) inserting a period at the end of clause (i).

          5. Amendment to Section 13 (Release of Lien in Favor of the LP Agent and the LP Lenders. Section 13 of the Assignment and Security Agreement is hereby amended by (i) deleting, from Paragraph (a) thereof, the phrase "and the Commitments under the Limited Partnership Loan Agreement have been terminated" and (ii) deleting, from Paragraph (b) thereof, the phrase "and the Commitments thereunder have been terminated"

          6. Ratification and Confirmation; Governing Law; Counterparts. Except as or to the extent expressly amended or waived hereby, the Cogen Pledge and Security Agreement is hereby in all respects ratified and confirmed and remains in full force and effect. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, and may be executed in any number of counterparts, all of which counterparts, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

                              COGEN TECHNOLOGIES CAMDEN, INC.

                              By:  /s/ LARRY THOMAS
                                  ----------------------------------------------
                                  Name:   Larry Thomas
                                  Title:  Vice President

                              GENERAL ELECTRIC CAPITAL
                               CORPORATION, as Collateral Agent

                              By: /s/ M. J. TZOUGRAKIS
                                  ----------------------------------------------
                                  Name:   M. J. Tzougrakis
                                  Title:  Manager - Operations

                                AMENDMENT NO. 2
                     TO COGEN PLEDGE AND SECURITY AGREEMENT

          AMENDMENT NO. 2 TO COGEN PLEDGE AND SECURITY AGREEMENT, dated as of December 22, 1993 (this "Amendment") between COGEN TECHNOLOGIES CAMDEN, INC. (the "Pledgor), the sole general partner of Cogen Technologies Camden GP Limited Partnership, the sole general partner of Camden Cogen L.P., and THE TORONTO - DOMINION BANK TRUST COMPANY ("TD"), a New York trust company, as agent for the LP Agent and the LP Lenders under the Limited Partnership Loan Agreement and for the GP Lender under the General Partner Loan Agreement.

                              W I T N E S S E T H:

          WHEREAS, the Pledgor and General Electric Capital Corporation ("GE Capital") are parties to that certain Cogen Pledge and Security Agreement, dated as of February 4, 1992 and as amended by Amendment No. 1 to Cogen Pledge and Security Agreement dated as of April 1, 1993 (as further amended, modified or supplemented from time to time, the "Cogen Pledge and Security Agreement");

          WHEREAS, pursuant to that certain Successor Agency Agreement, dated as of the date hereof, among TD, GE Capital, The Bank of Tokyo Trust Company and the Borrower, GE Capital transferred, granted and conveyed to TD all of its right, title and interest in and to any and all of the Collateral (as defined in the Limited Partnership Loan Agreement referred to below) and all of its other rights, benefits and obligations under the Collateral Security Documents (as defined in the Limited Partnership Loan Agreement referred to below);

          WHEREAS, TD has become the Collateral Agent under the Cogen Pledge and Security Agreement;

          WHEREAS, the Pledgor and the Collateral Agent wish to amend certain provisions of the Cogen Pledge and Security Agreement;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, all terms used herein which are defined in the Cogen Pledge and Security Agreement shall have their respective meanings as therein defined.

          2. Amendment to Definition of "Secured Parties". The definition of "Secured Parties" is hereby amended to be the LP Lenders, the Agents and the GP Lender.

          3. Amendment to Section 1 (Defined Terms). Section 1 of the Cogen Pledge and Security Agreement is hereby amended by inserting in the definition of "Obligations", (i) in lieu of the phrase "and all other obligations and liabilities of the Limited Partnership to the LP Agent", the phrase "and all other obligations and liabilities of the Limited Partnership to the Agents" and
(ii) in lieu of the words "LP Agent", the word "Agents".

          4. Amendment to Section 13 (Release of Lien in Favor of the LP Agent and the LP Lenders). Section 13 of the Cogen Pledge and Security Agreement is hereby amended by (i) deleting, from the title thereto the phrase "LP Agent" and inserting, in lieu thereof, the word "Agents", (ii) deleting the parenthetical contained therein and (iii) deleting the phrase "L.P. Agent" and inserting, in lieu thereof, the word "Agents".

          5. Amendment to Section 9 (Remedies, Rights Upon the Occurrence of a Default or an Event of Default). Section 9 of the Assignment and Security Agreement is hereby amended by adding the following new paragraph (e) to the end thereof:

          "(e) As used in this Section 9, the term "Collateral Agent" shall mean the Collateral Agent or its designees."

          6. Ratification and Confirmation; Governing Law; Counterparts. Except as or to the extent expressly amended or waived hereby, the Cogen Pledge and Security Agreement is hereby in all respects ratified and confirmed and remains in full force and effect. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, and may be executed in any number of counterparts, all of which counterparts, taken together, shall constitute one and the same instrument.

          7. Agreement of The Toronto-Dominion Bank Trust Company. TD will not amend the Cogen Pledge and Security Agreement without the consent of GE Capital if such amendment would have a material adverse effect on the rights of the GP Lender under the Cogen Pledge and Security Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

                              COGEN TECHNOLOGIES CAMDEN, INC.

                              By:  [Signature appears here]
                                  -------------------------------------------
                                  Name:
                                  Title:

                              THE TORONTO-DOMINION BANK TRUST COMPANY,
                                as Collateral Agent

                               By:  [Signature appears here]
                                  -------------------------------------------
                                  Name
                                  Title:

ACKNOWLEDGED:

GENERAL ELECTRIC CAPITAL
 CORPORATION


By: /s/ MICHAEL J. TZOUGRAKIS
    ------------------------------
Name:
Title: